UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2023, the Board of Directors (the “Board”) of Vaxart, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), effective [immediately], to update the bylaws to conform certain provisions to the Delaware General Corporation Law (the “DGCL”) in light of, among other things, recent amendments to the DGCL, to make clarifying changes, and to effect certain other changes regarding internal procedural matters, including the following changes:

●
Revising Section 4 of Article II to conform to recent changes to the DGCL relating to the procedures for adjourning a meeting of stockholders, including an adjournment taken to address a technical failure to convene a meeting using remote communication, and the notice requirements for the adjourned meeting.

●
Revising Section 5 of Article II to conform to recent changes to the DGCL eliminating the requirement to make the list of stockholders available at the place of a meeting of stockholders (or, in the case of a meeting held solely by means of remote communication, to post the list on an electronic network for the duration of the meeting).

●
Revising Section 6 of Article II to reduce the requirement for the establishment of a quorum at a meeting of stockholders from a majority in voting power of the outstanding shares of capital stock entitled to vote to at least one-third in voting power of the outstanding shares of capital stock entitled to vote.

●
Revising Sections 9 and 10 of Article II to, among other things, further specify the time period during which a stockholder seeking to make a nomination of one or more persons for election to the Board or to propose other business at a meeting of stockholders must submit notice of the nomination or proposal and to require the inclusion of additional information regarding the stockholder making the nomination or proposal (and the beneficial owner, if any, on whose behalf the nomination or other proposal is being made) and the nominee(s) or other business proposal. These revisions are being proposed to reflect updates in corporate governance and practice and in light of recent changes to Rule 14a‑19 under the Securities Exchange Act of 1934, as amended, relating to universal proxy.

●	Revising Section 12 of Article II to refer to a person presiding over a meeting of stockholders rather than to a chairman.

●
Revising Section 13 of Article II to make clear that notices given by stockholders to the Company under Sections 9 and 10 of Article II of the Bylaws, which relate to advance notice of nominations and other business proposals, must be in writing (and not in an electronic transmission) and must be given in the manner specified in the Bylaws.

●
Revising Section 2 of Article V to provide that the President, when present at a meeting of stockholders, will preside at the meeting of stockholders, but expressly authorizing the Board to designate a person other than the President to preside over the meetings.

●
Revising Section 5 of Article VIII to provide that the Corporation may direct a new stock certificate or uncertificated shares to be issued in place of any certificate alleged to have been lost, stolen, destroyed or mutilated and eliminating the express requirement that such decision be made by the Board.

The description of the Bylaws is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Vaxart, Inc., effective as of October 18, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: October 23, 2023
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer